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                                   EXHIBIT 5.1

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP





                                  July 7, 1997






CardioDynamics International Corporation
6155 Cornerstone Court East
Suite 125
San Diego, California 92121


Ladies and Gentlemen:

       We have acted as counsel to CardioDynamics International Corporation, a California corporation (the "Company"), in connection with the registration of 2,527,101 shares of Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 ("Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

       We are familiar with the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. It is our opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

       We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Brobeck, Phleger & Harrison LLP
                                         BROBECK, PHLEGER & HARRISON LLP




                                   EXHIBIT 5.1